Exhibit 10.1

[***]

Certain information in this document, marked by brackets, has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K under the Securities Act of 1933, as amended, because it is both (i) not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed.

Letter of Agreement

AGENCY SERVICES AND FEES

THIS LETTER OF AGREEMENT is entered into by and between AppColony Inc., an Alberta Corporation (“Agency”) and Sundial Growers Inc., an Alberta Corporation (“Client”), effective May 5, 2017 through May 5, 2019.

1.	AGENCY SERVICES

Agency agrees to act as the “Digital Agency of Record” for the Client under the terms of this agreement. The following is a list of the services that the Agency will provide to the Client.

a.	Planning & Strategy.

b.	Design & Creative

c.	Development & Technical Architecture

d.	Deployment & Quality Assurance

These services will be used to complete such projects as creating and developing marketing and brand strategies, digital strategies, digital marketing channels and touchpoints, e-commerce touchpoints and channels, mobile applications and marketing and communication campaigns.

2.	AGENCY FEES

Client agrees to pay the Agency a total of $1,500,000 over the course of a 12 to 15 month period beginning May 5, 2017.

Phase	1— May 5, 2017 to October 30, 2017

Projects: Marketing and Brand Strategy, E-Commerce Design

Budget: $750,000

Phase	2 — September 1, 2017 to June 30, 2018

Projects: To be determined based on outcome of Phase 1 and changes to industry and government regulations.

Budget: $750,000

3.	OUTSIDE EXPENSES

All outside expenses incurred by the Agency on behalf of the Client will be billed to the Client in addition to the above Agency Fees. All expenses will be authorized by the Client.

4.	PROJECT ESTIMATES AND STATEMENTS OF WORK

Agency agrees to provide the Client with a Project Estimate and a Statement of Work prior to starting every project/campaign. Client approval of the Project Estimate and the Statement of Work is the Agency’s authorization to proceed with the project campaign.

5.	OTHER

Throughout the life of this agreement between the Agency and the Client, there may be other business opportunities that arise. Agency and Client agree that this Letter of Agreement may be amended from time to time to include other services as long as both Agency and Client agree to the terms.

SIGNATURES

The following authorized signatures verify that both parties have agreed to all terms of this agreement, effective as of the date listed in the first paragraph of this agreement

SUNDIAL GROWERS INC.	APPCOLONY INC.

By: /s/ [***]	By:	/s/ [***]
Name: [***]	Name: [***]
Title: [***]	Title: [***]

Terms and Conditions of

PROFESSIONAL SERVICES AGREEMENT

THIS PROFESSIONAL SERVICES AGREEMENT made as of the 8th day of May, 2017 (the “Agreement”) between AppColony Inc., a corporation amalgamated pursuant to the laws of Alberta (“AppColony”) and Sundial Growers Inc, a corporation amalgamated pursuant to the laws of Alberta (“the Client”).

WHEREAS the Client has engaged AppColony and AppColony has accepted such engagement to provide certain information technology project and development services for and on behalf of the Client in accordance with the terms of this Agreement;

NOW, THEREFORE, in consideration of the mutual premises and covenants of the parties hereto and such other good and valuable considerations, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

1.	Term & Rate

1.1.	Subject to the provisions of Article 8, this Agreement shall commence on May 8, 2017 and expire on May 8, 2019 (the “Initial Term”).

1.2.

The parties may agree in writing to extend the Term of this Agreement for additional consecutive two (2) year terms (“Extended Terms”). As used throughout this Agreement, the word “Term” shall include the Initial Term and any and all Extended Term(s)

2.	Services

2.1.

The services to be performed and the resources assigned by AppColony to perform such services as may be required by the Client from time to time shall be set forth in detail in a statement of work in substantially the same format as Schedule “A”, as may be amended from time to time, attached hereto (the “Statement of Work”). Each Statement of Work agreed to by the parties shall contain a complete description of the services to be performed by AppColony, including all deliverables to be provided, the resources assigned to perform such services, and the amounts charged for such services (the “Contract Price”) and shall be signed by both parties (collectively, the “Services”). Unless otherwise agreed to, each Statement of Work agreed to by the parties shall be signed by both parties prior to the commencement of the Services. Each Statement of Work shall be deemed to form part of this Agreement and shall represent valid amendments to this Agreement.

2.2.

Any changes requested by the Client to the Services in the Statement of Work shall be described in a change order in substantially the same format as Schedule “C”, as may be amended from time to time by AppColony, attached hereto (the “Change Order”). All Change Orders agreed to hereunder shall be signed by both parties and shall be deemed valid amendments to the Statement of Work referenced in such Change Order.

2.3.	All Services provided under this Agreement by AppColony will be provided by AppColony employees. No sub-contractors will be used by AppColony without the express written consent of the Client.

3.	Rate

3.1.	For all Services provided under this Agreement, AppColony shall charge the Client the Rates described in Schedule D.

4.	Reporting

4.1.	AppColony shall be required to keep the Client informed of the results and progress of the Services every two weeks unless otherwise set out in a Statement of Work.

5.	Compensation, Taxes and Expenses

5.1.	In consideration of the Services performed pursuant to a Statement of Work, the Client agrees to pay AppColony the Contract Price within [***] of the date of its receipt of invoice therefore.

5.2.

Where AppColony is a registrant for GST and/or HST purposes, or for any other provincial sales tax purposes and is thereby required to collect such taxes on fees for Services to the Client, AppColony shall disclose on all invoices issued to the Client, all documentary evidence as required by the applicable federal and provincial legislation to enable the Client to recover such taxes, including its registration numbers.

5.3.

The Client hereby acknowledges and agrees that subject to the terms set out in a Statement of Work, to pay to AppColony reasonable travel and other business expenses incurred in providing the Services thereunder. Any expenses shall be paid by AppColony and thereafter submitted to the Client for reimbursement together with all original paid receipts in accordance with the procedure for invoicing and payment set forth in section 4.1.

5.4.

AppColony acknowledges and agrees that it is solely responsible to pay all wages, including, without limitation, salaries, benefits and any other considerations due to, each to its employees and/or subcontractors used to perform any of the Services.

6.	Relationships of the Parties

6.1.	In furnishing the Services hereunder, AppColony will act as an independent contractor and not as an employee or agent of the Client.

6.2.	AppColony shall independently perform the Services according to accepted industry standards.

6.3.

No person engaged by AppColony to perform the Services will be considered to be an employee of the Client for any purpose whatsoever. All obligations to such persons incidental to an employer/employee relationship or such contractual relationship are the sole responsibility of AppColony.

6.4.

During the Term and for a period of twelve (12) calendar months thereafter, neither party will solicit, hire or take away, or cause to be solicited, hired or taken away, any employee of the other party; provided that neither party shall be deemed in default of this obligation if employment is obtained by either party’s employees through such employee responding to a standard advertisement for hire.

7.	Ownership of Reports and Data

7.1.

Any and all reports, manuscripts, data, designs, summaries and any other work products, proprietary and intellectual property, including any background data used to support the Services performed pursuant to this Agreement, whether completed or not, that have been produced, compiled, created, written or accumulated by AppColony, its employees and/or subcontractors, or on its or their behalf, in the performance of the Services (collectively, the “Deliverables”) shall be the property of the Client and shall be turned over to the Client promptly at the Client’s request or within 14 days after the expiration or early termination of this Agreement, whichever is first to occur. AppColony agrees that upon the Clients request, AppColony will sign or cause to be signed any conveyances that may be required to effect the transfer of title to the Client of any Deliverables referred to herein. The terms of this Article 6 shall survive the termination or expiration of this Agreement.

8.	Warranties and Indemnity

8.1.

AppColony and the Client represent and warrant that each party will have at all times full power to enter into and fully perform the Services under this Agreement and the unrestricted right and authority to make the assignments and grant the rights to the other party required by this Agreement and that its performance of the Services will not in anyway infringe upon or violate any rights of any third party, including without limitation, any intellectual property rights, including without limitation, rights of patent, trade secret, trade-mark, copyright or industrial design. AppColony and the Client represent that their execution of this Agreement and the compliance by both parties with provisions hereof will not conflict or result in a breach of or default under any other agreement to which AppColony and the Client are a party or by which they are bound.

8.2.

AppColony represents and warrants that it has the skills expertise, experience and ability in the fields to which the Services relate and related disciplines necessary to perform the Services and that all Services will be performed in a competent, diligent, professional and careful manner and will meet or exceed the standards for such Services which would be generally accepted in AppColony’s industry.

8.3.

AppColony warrants that the Deliverables and/or Services provided pursuant to each Statement of Work will substantially conform to the specifications agreed to between the Client and AppColony in such Statement of Work.

8.4.

AppColony (in this context, the “Indemnifying Party”) will indemnify and hold harmless the Client, its Affiliates and their respective directors, officers, employees, representatives and agents (collectively, in this context, the “Indemnified Parties”), from and against any and all Claims brought or made against, or injured by, the Indemnified Parties, or any one of them, arising out of or in connection with (a) any negligent act or omission or wrongful conduct by AppColony, its Affiliates or their respective directors, officers, employees, representatives or agents (collectively, in this Part, the “AppColony Entities”), (b) any contravention by AppColony of any applicable law, (c) any breach by any of the AppColony Entities of the obligations hereunder with respect to the Confidential Information or Intellectual Property Rights of the Client, or (d) any Claim that AppColony’s technology infringes on any third party’s intellectual property rights.

8.5.

The Client (in this context, the “Indemnifying Party”) will indemnify and hold harmless AppColony, its Affiliates and their respective directors, officers, employees, representatives and agents (collectively, in this context, the “Indemnified Parties”), from and against any and all Claims brought or made against, or incurred by, the Indemnified Parties, or any one of them, arising out of or in connection with (a) any grossly negligent act or commission or wrongful conduct by the Client, its Affiliates or their respective directors, officers, employees representatives or agents (collectively, in this Part, the “Clients Entities”), (b) any contravention by the Client of any applicable law, (c) any breach by the Client of the obligations hereunder with respect to the confidential information or intellectual property rights of AppColony, or (d) any claim that the Client’s brand elements or technology infringe on any third party’s intellectual property rights.

8.6.

Each Party acknowledges that the Indemnifying Party will be given complete authority for the defense or settlement of Claims indemnified hereunder at its own expense, on the understanding that, in all events, the Indemnified Parties will have the right (at its own expense) to participate in such defense or compromise through counsel of its choosing.

8.6.1.	the Indemnified Party notifying the Indemnifying Party as soon as reasonably practicable after receiving notice of a Claim but in any event within ten (10) days of such notice;

8.6.2.	the Indemnified Party providing such information and assistance as reasonably requested by the Indemnifying Party; and

8.6.3.	the Indemnified Party not compromising or settling the Claim without the Indemnifying Party’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed.

9.	Termination/Default

9.1.

Either party may terminate this Agreement immediately if the other party is unable to pay its debts when they become due, makes an assignment for the benefit of creditors, files any petition or has any petition filed against it under the bankruptcy laws of any jurisdiction, has or suffers a receiver or trustee to be appointed for its business or property, or is adjudicated a bankrupt or insolvent.

9.2.

Upon termination of this Agreement, AppColony shall discontinue the performance of the Services hereunder and shall deliver to the Client all Deliverables as completed as of the date of termination and further shall return all of the Client’s confidential information (as described in Article 9) furnished to AppColony under this Agreement.

10.	Confidentiality

10.1.

The parties hereby agree to treat all information it may receive from the other party during the Term which is identified by the other party as confidential information in accordance with the provisions of the AppColony Inc. Mutual Confidentiality Agreement attached hereto as Schedule “B”. AppColony further agrees that it shall require each of its employees and subcontractors who provide all or any portion of the Services to treat the Client’s information in accordance with this Agreement and with the terms set out in Schedule “B” attached hereto.

11.	Notice

11.1. Any notice, request, demand, consent or other communication provide or permitted hereunder shall be in writing and given by personal delivery (against receipt), or sent by registered mail (against receipt) postage prepaid, or transmitted by facsimile, addressed to the other party for which it is intended at its address below:

To AppColony:

Suite B010, 438 11th Avenue S.E.

Calgary, Alberta T2G 0Y4

Attention: [***]

Facsimile: [***]

To Sundial Growers Inc.:

Site 4, Box 17, RR1

Airdrie, Alberta T4B 2A3

Attention: [***]

Email: [***]

Provided, however, that either party may change its address for purposes of receipt of any such communication by giving ten (10) business days prior written notice of such change to the other party in the manner prescribed above. Any notice so given shall be deemed to have been received at the date on which it was delivered if delivered in person, or, if transmitted by facsimile, on the date it was transmitted or if sent by registered mail on the fifth (5th) business day thereafter.

12.	Applicable Law

12.1.

This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable thereto. The parties agree that they shall submit any matter in dispute, including any dispute with respect of jurisdiction or the applicability of the provisions of this Section 11.1, to a court of competent jurisdiction located in Calgary, Alberta, Canada and each of the parties irrevocably attorns and consents to the exclusive jurisdiction of such courts.

13.	Severability

13.1.	If any provision hereof is determined to be void or unenforceable in whole or in part, the remaining provisions shall remain in effect.

14.	Non-Waiver

14.1.

No waiver of the terms and conditions of this Agreement, or the failure of either party to strictly enforce any such term or condition on one or more occasions, shall be construed as a waiver of the same or of any other terms or conditions of this Agreement on any other occasion.

15.	Survival

15.1.	The provisions of this Section and Sections 5.4, 6.1, Article 7 and Sections 9.1 (inclusive of Schedule “B”) shall survive the expiry or earlier termination of this Agreement.

16.	Force Majeure

16.1.

Neither party shall be responsible for interruptions, errors, delays or defects caused by an act of God, fortuitous event, war, insurrection, riot, strike, walkout, lockout or other labour unrest affecting either party or their suppliers, storm, fire, flood, explosion, delays in producing supplies, shortages of suitable labour, equipment, or materials, power shortages or interruptions or any event beyond the reasonable control of either party. A lack of funds shall not be deemed an event of force majeure.

16.2.	Entire Agreement

16.2.1.

This Agreement, including Schedules “A”, “B” and “C” attached hereto or as attached from time to time in accordance with Section 1.1., inclusive, contains the entire agreement between the parties with relation to the subject matter hereof and shall supersede any and all previous agreements whether written or oral. This Agreement shall not be amended or modified, except in writing, duly executed by the parties hereto.

16.3.	Counter Part

16.3.1.

This Agreement may be executed in counterparts and all counterparts together shall constitute one and the same agreement. Delivery by a party of an executed copy of this Agreement by electronic means will be effective delivery, and the parties shall adopt any signatures received electronically as original signatures of the parties

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed on the day and year first written above.

APPCOLONY INC.

Per:	/s/ [***]
Name: [***]
Title: [***]

SUNDIAL GROWERS INC.

Per:	/s/ [***]
Name: [***]
Title: [***]